Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Olema Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	Other	27,533,038(2)	$5.75(3)	$158,314,969	0.00015310	$24,239

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$158,314,969		$24,239

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$24,239

(1)

The shares of common stock of Olema Pharmaceuticals, Inc. (the “Registrant”) will be offered for resale by the selling stockholders pursuant to the prospectus contained herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional number of shares of common stock issuable upon stock splits, stock dividends, or other distribution, recapitalization or similar events with respect to the shares of common stock being registered pursuant to this registration statement.

(2)

This registration statement registers the resale by the selling stockholders of up to an aggregate of 27,533,038 shares of common stock, par value $0.0001 per share, issued by the Registrant in a private placement on December 4, 2024, consisting of (i) 19,928,875 shares of common stock and (ii) 7,604,163 shares of common stock issuable upon the exercise of outstanding pre-funded warrants to purchase shares of common stock held by certain selling stockholders.

(3)

Estimated in accordance with Rule 457(c) under the Securities Act, solely for purposes of calculating the registration fee based on $5.75, which is the average of the high and low price per share of the Registrant’s common stock as reported on The Nasdaq Global Select Market on January 2, 2025.